EXHIBIT 23.2



                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 1998 (except Note 1, as to which the date is May 7, 1997) in Post-Effective Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-09349) and related Prospectus of AVAX Technologies, Inc. (formerly Walden Laboratories, Inc.) for the registration of 6,355,248 shares of common stock.

                                               /s/  Ernst & Young LLP

                                               Ernst & Young LLP


Kansas City, Missouri
March 16, 1998